Exhibit 3.2(a)

        STATE OF DELAWARE

        SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 09/13/1991

751256078 – 2273483

CERTIFICATE OF INCORPORATION

OF

AMERACQ CORP.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “corporation”) is

AMERACQ CORP.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand Five Hundred (1,500), all of which are without par value. All such shares are of one class and are shares of Common Stock.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

N. S. Truax	32 Loockerman Square, Suite L-100 Dover, Delaware 19901

SIXTH: The corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between, this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation, shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the

same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on September 13, 1991.

/s/ N.S. Truax
N.S. Truax Incorporator

          STATE OF DELAWARE

        SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 03:00 PM 12/03/1991

751337056 – 2273483

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

AMERACQ CORP.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Ameracq Corp.

2. The Certificate of incorporation of the Corporation

is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article FIRST:

“FIRST: The name of the corporation (hereinafter called the “Corporation”) is

ALL AMERICAN SPORTS CORPORATION.”

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 223 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on November 25, 1991.

/s/ Frederic H. Brooks
Frederic H. Brooks, President

Attest:

/s/ Anne E. Pitter
Anne E. Pitter, Secretary

State of Delaware Secretary of State Division of Corporations Delivered 01:32 PM 12/30/2005 FILED 01:17 PM 12/30/2005 SRV 051076792—2273483 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

PRO-LINE ATHLETIC EQUIPMENT, INC.

(an Alabama corporation)

into

ALL AMERICAN SPORTS CORPORATION

(a Delaware corporation)

December 30, 2005

ALL AMERICAN SPORTS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that;

FIRST: the Corporation is a business corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware.

SECOND: the Corporation is the owner of all of the outstanding shares of each class of stock in PRO-LINE ATHLETIC EQUIPMENT, INC., a business corporation organized and existing under the laws of the State of Alabama (“Pro-Line Athletic Equipment”).

THIRD: the laws of Alabama permit the merger of a business corporation organized under the laws of Alabama with a business corporation of another jurisdiction.

FOURTH: the Corporation hereby merges Pro-Line Athletic Equipment into the Corporation.

FIFTH: the board of directors of the Corporation, by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, dated December 27, 2005, determined to merge Pro-Line Athletic Equipment with and into the Corporation, and did adopt the following resolutions:

WHEREAS the Corporation is the sole holder of all of the issued and outstanding capital stock of Pro-Line Athletic Equipment, Inc., an Alabama corporation (“Pro-Line Athletic Equipment”), and the Corporation desires to merge Pro-Line Athletic Equipment with and into the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that pursuant to Section 253 of the General Corporation Law of the State of Delaware, the Corporation be, and hereby is,

authorized and empowered, upon the terms and conditions set forth below, to merge the Pro-Line Athletic Equipment with and into the Corporation at the Athletic Equipment Effective Time (as defined below) Pro-Line Athletic Equipment shall be merged with and into the Corporation in accordance with the General Corporation Law of the State of Delaware, and the respective separate existence of Pro-Line Athletic Equipment shall cease and the Corporation, as the surviving corporation (the “Athletic Equipment Surviving Corporation”), shall continue its corporate existence under the laws of the State of Delaware;

RESOLVED FURTHER, that Pro-Line Athletic Equipment be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Pro-Line Athletic Equipment be vested in and held and enjoyed by the Corporation as fully and entirely ad without change or diminution as the same were before held and enjoyed by Pro-Line Athletic Equipment in its name;

RESOLVED FURTHER, that the Corporation assume all of the obligations of Pro-Line Athletic Equipment;

RESOLVED FURTHER, that the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the taws of the State of Delaware, by the laws of the State of Alabama and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Pro-Line Athletic Equipment and of the Corporation an in any other appropriate jurisdiction;

RESOLVED FURTHER, that the effective time (the “Athletic Equipment Effective Time”) of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be 10:00 a.m. (New York Time) on December 30, 2005;

RESOLVED FURTHER, that from the Athletic Equipment Effective Time until duly amended, the Certificate of Incorporation and Bylaws of the Corporation in effect immediately prior to the Athletic Equipment Effective Time shall be the Certificate of Incorporation and Bylaws of the Athletic Equipment Surviving Corporation;

RESOLVED FURTHER, that the directors and officers of the Corporation in effect immediately prior to the Athletic Equipment Effective Time shall be the directors and officers of the Athletic Equipment Surviving Corporation until expiration of their current terms, or their prior resignation, removal or death;

RESOLVED FURTHER, that each share of stock of Pro-Line Athletic Equipment issued and outstanding immediately prior to the Athletic Equipment Effective Time shall, by virtue of the merger and without any action on the part of the Corporation or Pro-Line Athletic Equipment, be automatically cancelled;

RESOLVED FURTHER, that the form, terms and provisions of the proposed Certificate of Ownership and Merger between the Corporation and Pro-Line Athletic

Equipment, to be filed in the State of Delaware (“Athletic Equipment Certificate of Ownership and Merger”), and the proposed Articles of Merger (incorporating the plan of merger as set forth in the proposed Articles of Merger) between the Corporation and Pro-Line Athletic Equipment, to be filed in the state of Alabama (together, the “Athletic Equipment Merger Documents”), copies of which have been submitted to each member of the Board of Directors, be and hereby are, in all respects, approved and adopted; and, further, that the executive officers of the Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of the Corporation, and under its corporate seal or otherwise, to execute and file (or cause to be filed) the Athletic Equipment Merger Documents in substantially such form, with such changes therein as the officer executing the same shall, by the execution thereof, approve;

RESOLVED FURTHER, that the Corporation, in its capacity as the holder of all of the outstanding shares of the Athletic Equipment Subsidiary, waives the mailing of a copy of the plan of merger to the Corporation otherwise provided for under the provisions of Section 10-2B-11.04 of the Alabama Business Corporation Act;

RESOLVED FURTHER, that the Athletic Equipment Merger Documents be submitted to the sole stockholder of the Corporation, for its adoption and approval as sole stockholder of the Corporation, and that the Board of Directors herby declares the Athletic Equipment Merger Documents and such attachments to be advisable and in the best interest of the Corporation and its sole stockholder and recommends to such sole stockholder that it adopt and approve the proposed documents; and upon such resolution being duly adopted by written consent of the sole stockholder of the Corporation, the proposed Athletic Equipment Merger Documents shall be adopted and approved; and

RESOLVED FURTHER, that, upon the approval thereof by the sole stockholder of the Corporation, the officers of the Corporation shall cause the Athletic Equipment Merger Documents to be filed with the Secretary of Sate of the State of Delaware or the Secretary of State of the State of Alabama, as appropriate.

SIXTH: this merger has been approved by the sole stockholder of the Corporation by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

ALL AMERICAN SPORTS CORPORATION

By:	/s/ Paul A. Lehmann
Name: Paul A. Lehmann
Title: Vice President

State of Delaware Secretary of State Division of Corporations Delivered 01:32 PM 12/30/2005 FILED 01:32 PM 12/30/2005 SRV 051076806 – 2273483 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

PRO-LINE TEAM SPORTS, INC.

(an Alabama corporation)

into

ALL AMERICAN SPORTS CORPORATION

(a Delaware corporation)

December 30, 2005

ALL AMERICAN SPORTS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: the Corporation is a business corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware.

SECOND: the Corporation is the owner of all of the outstanding shares of each class of stock of PRO-LINE TEAM SPORTS, INC., a business corporation organized and existing under the laws of the State of Alabama (“Pro-Line Team Sports”).

THIRD: The laws of Alabama permit the merger of a business corporation organized under the laws of Alabama with a business corporation of another jurisdiction.

FOURTH: the Corporation hereby merges Pro-Line Team Sports into the Corporation.

FIFTH: the board of directors of the Corporation, by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, dated December 27, 2005, determined to merge Pro-Line Team Sports with and into the Corporation, and did adopt the following resolutions:

WHEREAS the Corporation is the sole holder of all of the issued and outstanding capital stock of Pro-Line Team Sports, Inc., an Alabama corporation (“Pro-Line Team Sports”), and the Corporation desires to merge Pro-Line Team Sports with and into the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that pursuant to Section 253 of the General Corporation Law of the State of Delaware, the Corporation be, and hereby is,

authorized and empowered, upon the terms and conditions set forth below, to merge Pro-Line Team Sports with and into the Corporation at the Team Sports Effective Time (as defined below) Pro-Line Team Sports shall be merged with and into the Corporation in accordance with the General Corporation Law of the State of Delaware, and the respective separate existence of Pro-Line Team Sports shall cease and the Corporation, as the surviving corporation (the “Team Sports Surviving Corporation”), shall continue its corporate existence under the laws of the State of Delaware;

RESOLVED FURTHER, that Pro-Line Team Sports be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Pro-Line Team Sports be vested in and held and enjoyed by the Corporation as fully and entirely ad without change or diminution as the same were before held and enjoyed by Pro-Line Team Sports in its name;

RESOLVED FURTHER, that the Corporation assume all of the obligations of Pro-Line Team Sports;

RESOLVED FURTHER, that the Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of Alabama and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Pro-Line Team Sports and of the Corporation an in any other appropriate jurisdiction;

RESOLVED FURTHER, that the effective time (the “Team Sports Effective Time”) of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be 10:00 a.m. (New York Time) on December 30, 2005;

RESOLVED FURTHER, that from the Team Sports Effective Time until duly amended, the Certificate of Incorporation and Bylaws of the Corporation in effect immediately prior to the Team Sports Effective Time shall be the Certificate of Incorporation and Bylaws of the Team Sports Surviving Corporation;

RESOLVED FURTHER, that the directors and officers of the Corporation in effect immediately prior to the Team Sports Effective Time shall be the directors and officers of the Team Sports Surviving Corporation until expiration of their current terms, or their prior resignation, removal or death;

RESOLVED FURTHER, that each share of stock of Pro-Line Team Sports issued and outstanding immediately prior to the Team Sports Effective Time shall, by virtue of the merger and without any action on the part of the Corporation or Pro-Line Team Sports, be automatically cancelled;

RESOLVED FURTHER, that the form, terms and provisions of the proposed Certificate of Ownership and Merger between the Corporation and Pro-Line Team Sports, to be filed in the State of Delaware (“Team Sports Certificate of Ownership and Merger”), and the proposed Articles of Merger (incorporating the plan of merger as set forth in the proposed Articles of Merger) between the Corporation and Pro-Line Team Sports, to be filed in the state of Alabama (together, the “Team Sports Merger Documents”), copies of which have been submitted to each member of the Board of Directors, be and hereby are, in all respects, approved and adopted; and, further, that the executive officers of the Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of the Corporation, and under its corporate seal or otherwise, to execute and file (or cause to be filed) the Team Sports Merger Documents in substantially such form, with such changes therein as the officer executing the same shall, by the execution thereof, approve;

RESOLVED FURTHER, that the Corporation, in its capacity as the holder of all of the outstanding shares of Pro-Line Team Sports, waives the mailing of a copy of the plan of merger to the Corporation otherwise provided for under the provisions of Section 10-2B-11.04 of the Alabama Business Corporation Act;

RESOLVED FURTHER, that the Team Sports Merger Documents be submitted to the sole stockholder of the Corporation, for its adoption and approval as sole stockholder of the Corporation, and that the Board of Directors herby declares the Team Sports Merger Documents and such attachments to be advisable and in the best interest of the Corporation and its sole stockholder and recommends to such sole stockholder that it adopt and approve the proposed documents; and upon such resolution being duly adopted by written consent of the sole stockholder of the Corporation, the proposed Team Sports Merger Documents shall be adopted and approved; and

RESOLVED FURTHER, that, upon the approval thereof by the sole stockholder of the Corporation, the officers of the Corporation shall cause the Team Sports Merger Documents to be filed with the Secretary of Sate of the State of Delaware or the Secretary of State of the State of Alabama, as appropriate.

SIXTH: this merger has been approved by the sole stockholder of the Corporation by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

ALL AMERICAN SPORTS CORPORATION

By:	/s/ Paul A. Lehmann
Name: Paul A. Lehmann
Title: Vice President